[KPMG LETTERHEAD]


                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Corvas International, Inc.:

We consent to incorporation by reference in the registration statements (No. 33-45607) on Form S-8, as amended, (Nos. 333-1762, 333-85915, 333-87339 and
333-91365) on Form S-3, as amended, of Corvas International, Inc. of our report dated February 4, 2000, except as to Note 12 of the financial statements which is as of March 9, 2000, relating to the balance sheets of Corvas International, Inc. as of December 31, 1999 and 1998, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the December 31, 1999 annual report on Form 10-K of Corvas International, Inc. We also consent to the reference to our firm under the heading "Selected Financial Data" in the December 31, 1999 annual report on Form 10-K.


                                  /S/ KPMG LLP

San Diego, California
March 28, 2000